                                                                      EXHIBIT 11

                      CONAGRA, INC. AND SUBSIDIARIES

                      Computation of Income Per Share

                  (In millions, except per share amounts)

                                                                 Fiscal Year Ended
                                                 -----------------------------------------------
                                                                    52/53 Weeks
                                                 -----------------------------------------------
                                                 May 30,   May 29,   May 28,   May 26,   May 25,
                                                  1993      1994      1995      1996      1997
                                                 -------   -------   -------   -------   -------
Computation of income per common and
  common equivalent share:
  Income before cumulative effect of change
    in accounting principle                      $ 391.5   $ 437.1   $ 495.6   $ 188.9   $ 615.0
  Less preferred dividends                          24.0      24.0      24.0       8.6         -
                                                 -------   -------   -------   -------   -------
  Income available to common stock before
    cumulative effect of change in
    accounting principle                           367.5     413.1     471.6     180.3     615.0
  Cumulative effect of change in accounting
    principle                                     (121.2)        -         -         -         -
                                                 -------   -------   -------   -------   -------
  Income available to common stock               $ 246.3   $ 413.1   $ 471.6   $ 180.3   $ 615.0
                                                 -------   -------   -------   -------   -------
                                                 -------   -------   -------   -------   -------

Weighted average common shares outstanding         230.3     226.7     226.5     225.7     225.6
  Add shares applicable to stock options
    using average market price                       2.7       1.8       2.5       3.8       3.9
                                                 -------   -------   -------   -------   -------
  Average common and common equivalent
    shares outstanding                             233.0     228.5     229.0     229.5     229.5
                                                 -------   -------   -------   -------   -------
                                                 -------   -------   -------   -------   -------

Income per common and common equivalent share:
  Before cumulative effect of change in
    accounting principle                         $  1.58   $  1.81   $  2.06   $   .79   $  2.68
  Cumulative effect of change in
    accounting principle                            (.52)        -         -         -         -
                                                 -------   -------   -------   -------   -------
  Net income                                     $  1.06   $  1.81   $  2.06    $  .79   $  2.68
                                                 -------   -------   -------   -------   -------
                                                 -------   -------   -------   -------   -------

Computation of income per common share
assuming full dilution:
  Income available to common stock before
    cumulative effect of change in accounting
    principle                                    $ 367.5   $ 413.1   $ 471.6   $ 180.3   $ 615.0
  Add dividends on convertible preferred
    stock                                           24.0      24.0      24.0       8.6         -
                                                 -------   -------   -------   -------   -------
  Net income available to common stock
    before cumulative effect of change in
    accounting principle assuming full dilution    391.5     437.1     495.6     188.9     615.0
  Cumulative effect of change in accounting
    principle                                     (121.2)        -         -         -         -
                                                 -------   -------   -------   -------   -------
  Net income applicable to common stock
    assuming full dilution                       $ 270.3   $ 437.1   $ 495.6   $ 188.9   $ 615.0
                                                 -------   -------   -------   -------   -------
                                                 -------   -------   -------   -------   -------

                                                                 Fiscal Year Ended
                                                 -----------------------------------------------
                                                                    52/53 Weeks
                                                 -----------------------------------------------
                                                 May 30,   May 29,   May 28,   May 26,   May 25,
                                                  1993      1994      1995      1996      1997
                                                 -------   -------   -------   -------   -------
Weighted average common shares
  outstanding                                      230.3     226.7     226.5     225.7     225.6
  Add shares assumed issued for
    convertible preferred stock                     14.7      14.6      14.6       5.6         -
  Add shares applicable to stock options
    using the period-end market price if
    higher than average market price                 2.8       1.9       3.1       4.0       4.1
                                                 -------   -------   -------   -------   -------
  Average common and common equivalent
    shares assuming full dilution                  247.8     243.2     244.2     235.3     229.7
                                                 -------   -------   -------   -------   -------
                                                 -------   -------   -------   -------   -------

Income per common share assuming full
  dilution:
  Before cumulative effect of change in
    accounting principle                         $  1.58   $  1.80   $  2.03   $   .80   $  2.68
  Cumulative effect of change in accounting
    principle                                       (.49)        -         -         -         -
                                                 -------   -------   -------   -------   -------
  Net Income                                     $  1.09   $  1.80   $  2.03   $   .80   $  2.68
                                                 -------   -------   -------   -------   -------
                                                 -------   -------   -------   -------   -------